CONSENT OF INDEPENDENT AUDITORS
  We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated October 27, 2000, in the Registration Statement and related Prospectus of the PaineWebber Equity Trust, Growth Stock Series 20
  /s/ ERNST & YOUNG LLP
  New York, New York
  November 7, 2000